          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NORTHWEST AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE THEREOF OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM AND TRANSFERS IN PART OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

Registered                                       Principal Amount:  $150,000,000
No. CR-1                                                    CUSIP No.: 667281AH2

                               NORTHWEST AIRLINES, INC.

                                8.375% Notes due 2004

                        GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                           PREMIUM, IF ANY, AND INTEREST BY
                            NORTHWEST AIRLINES CORPORATION

          NORTHWEST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000) on March 15, 2004, and to pay interest thereon from March 15, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 15 and September 15 (each an "Interest Payment Date") in each year, commencing September 15, 1997 at the rate of 8.375% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the 1st day of March or the 1st day of September (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by wire transfer to an account located in the United States designated by the Holder.

          As provided in the Indenture and subject to certain limitations set forth therein, the obligation of the Company to pay principal of, and interest on, this Security is unconditionally guaranteed on an unsecured basis pursuant to the Guarantee endorsed hereon (the "Guarantee") by Northwest Airlines Corporation (the "Guarantor"). The Indenture provides that the Guarantor shall be released from the Guarantee and that the holder hereof shall have no further claim against the Guarantor upon compliance with certain conditions.

          This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of March 1, 1997 (herein called the "Indenture"), between the Company, Northwest Airlines Corporation and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the 8.375% Notes due 2004 of the Company, limited in aggregate principal amount to $150,000,000.

          The Company may, at any time prior to the Maturity Date at its option, redeem this Security, in whole or in part, at a redemption price equal to 100% of the principal amount hereof to be redeemed plus accrued and unpaid interest to the date fixed for redemption plus a Make-Whole Premium, if any, upon notice given not less than 30 nor more than 60 days prior to such date to the registered Holder of the Securities at its address as it appears on the Register. The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:

               (i) the sum of the present values, calculated as of the Redemption Date, of:

                    A. each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                    B. the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

          over

               (ii) the principal amount of the Security (or portion thereof) being redeemed.

          The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 37.5 basis points.

          The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "INDEPENDENT INVESTMENT BANKER").

          For purposes of determining the Make-Whole Premium, "TREASURY YIELD" means a rate of interest per annum equal to the weekly average yield to maturity of United
States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "REMAINING TERM"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

          The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates Release" or any successor release (the "H.15 STATISTICAL RELEASE"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon (i) payment of the amount of principal so declared due and payable, (ii) payment of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) and (iii) the occurrence of certain other events as set forth in the Indenture, all of the Company's and the Guarantor's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, any indenture supplemental thereto or the Guarantee, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                   NORTHWEST AIRLINES, INC.



Dated:                             By:
      ----------------------          ------------------------------
                                      Name:  James A. Lawrence
                                      Title: Executive Vice President
                                             and Chief Financial Officer


Attest:
       -------------------------
       Name:   Michael L. Miller
       Title:  Assistant Secretary

     The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of each series of Securities issued thereunder. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually.

     The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

NORTHWEST AIRLINES CORPORATION



Dated:
      -----------------------           By:
                                           ----------------------------------
                                           Name:  James A. Lawrence
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


Attest:
       ---------------------------
       Name:   Michael L. Miller
       Title:  Assistant Secretary

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of a series issued under the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY,
                                as Trustee



                              By:
                                 -----------------------------
                                 Name:
                                 Title:



Dated:
      ----------------------

                               ************************

                                   TRANSFER NOTICE


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

(Please insert Social Security, Taxpayer Identification No. or other identifying number of Assignee)





(Please print or typewrite name and address including postal zip code of Assignee)


the within Security of NORTHWEST AIRLINES, INC. (the "COMPANY") and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      --------------------------        ----------------------------------------
                                        (The signature must be guaranteed by an
                                        eligible institution member of the
                                        medallion signature guarantee program.)

[NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within investment in every particular, without alteration or enlargement or any change whatever.]